UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 1, 2004

Vicuron Pharmaceuticals Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31145 (Commission File Number)	04-3278032 (I.R.S. Employer Identification Number)

455 South Gulph Road, Suite 305, King of Prussia, PA 19406

(Address of Principal Executive Offices) (Zip Code)

(610) 205-2300

(Registrant’s telephone number, including area code)

not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Item 5. Other Events.

On July 1, 1004, in separate letters addressed to Vicuron Pharmaceuticals Inc. (the “Company”), both Francisco Parenti, Ph.D. and Ubaldo Livolsi, Ph.D. resigned as members of the Board of Directors of the Company as of 11:59 p.m. on that date. There were no disagreements between Drs. Parenti and Livolsi and the Company on any matter relating to the Company’s operations, policies or practices.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VICURON PHARMACEUTICALS INC. (Registrant)

Date: July 7, 2004	By:	/s/ GEORGE F. HORNER III
George F. Horner III President and Chief Executive Officer